ARTICLES OF INCORPORATION
                                OF
                     U S AMATEUR SPORTS COMPANY

The undersigned, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt the following Articles of
Incorporation:

        ARTICLE ONE
The name of this corporation is U S Amateur Sports Company

        ARTICLE TWO
The corporation is to have perpetual existence.

        ARTICLE THREE
The corporation may transact any and all lawful business for which corporations may be incorporated under the Florida Business Corporation Act.

        ARTICLE FOUR
The aggregate number of shares which the corporation shall have the authority to issue is Fifty Million (50,000,000), all of which shall be common shares with a par value of $.0001 per share.

        ARTICLE FIVE
5.1 The street address and mailing address of the initial corporate office of the corporation is 8125 Monetary Drive, Suite H4, Riviera Beach, FL 33404.

5.2 The name and address of the initial Resident Agent for this corporation to accept service of process within the State of Florida is David J. Panaia, 8125 Monetary Drive, Suite H4, Riviera Beach, Florida 33404.

        ARTICLE SIX
6.1 The name and address of the corporator of this corporation is David J. Panaia
      8125 Monetary Drive
      Suite H4
      Riviera Beach, Florida 33404

6.2 Said incorporator is over the age of eighteen (18) years; is sui juris, and is a citizen of the United States.

        ARTICLE SEVEN
7.1 One director shall constitute the initial Board of Directors of the corporation, but the Bylaws may provide for such increase or decrease in number thereof as is authorized by law.

7.2   The names and addresses of the members of the first Board of Directors are:
      Name      David J. Panaia
      Address   8125 Monetary Drive
                Suite H4
                Riviera Beach, FL  33404

        ARTICLE EIGHT
Nothing in these Articles of Incorporation shall be taken to limit the power of this corporation.


IN WITNESS WHEREOF, the undersigned has made and subscribed these Articles of Incorporation this 27th day of 1999.

/s/ DAVID J. PANAIA
INCORPORATOR:
STATE OF FLORIDA
COUNTY OF PALM BEACH